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<BTB>
EXHIBIT 99C1

CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
OPERATIONS (UNAUDITED)

                        Quarter Ended         Nine Months Ended
                        September 30,    %     September 30,     %
In millions             1997    1996  Change    1997    1996  Change
---------------------- ------- -------------- -------  --------------
SALES & OTHER REVENUES$ 3,918 $ 3,179   23.2 $ 11,471 $ 9,353   22.6
OPERATING EXPENSES
 Employee-related       1,269   1,105   14.8    3,632   3,246   11.9
 Other operating          910     623   46.1    2,572   1,823   41.1
 Taxes other than
  income taxes            120     101   18.8      359     319   12.5
 Depreciation & amort     835     624   33.8    2,495   1,796   38.9
                       ----------------       -------- --------
Total oper expenses     3,134   2,453   27.8    9,058   7,184   26.1
                       ----------------       -------- --------
Income from operations    784     726    8.0    2,413   2,169   11.2

Interest expense          279     140   99.3      823     411    -
Equity losses in
 unconsol ventures        177      81    -        495     224    -
Gains on sales of
 investments               13      -     -        108      -     -
Gains on sales of rural
 telephone exchanges       30       2    -         77      51   51.0
Guaranteed minority
 interest expense          22      12   83.3       66      36   83.3
Other expense - net        16       1    -         66      47   40.4
                       ----------------       -------- --------
Income before inc taxes,
 extd item & cum effect
 of chg in acctg princ    333     494  (32.6)   1,148   1,502  (23.6)
Income tax provision      135     190  (28.9)     485     588  (17.5)
                       ----------------       -------- --------
Income before extd
 item & cum effect
 of chg in acctg princ    198     304  (34.9)     663     914  (27.5)
Extraordinary item:
 Early extinguishment
 of debt - net of tax      (6)     -     -         (3)     -     -
                       ----------------       -------- --------
Income before cum effect
 of chg in acctg princ    192     304  (36.8)     660     914  (27.8)
Cumulative effect of
 change in accounting
 principle - net of tax    -       -     -         -       34    -
                       ----------------       -------- --------
NET INCOME                192     304  (36.8)     660     948  (30.4)

Preferred dividends        14       1    -         39       3    -
                       ----------------       -------- --------
EARNINGS AVAILABLE FOR
 COMMON STOCK         $   178 $   303  (41.3)$    621 $   945  (34.3)
                       ================       ======== ========
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<BTB>

CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
OPERATIONS (UNAUDITED)
                        Quarter Ended         Nine Months Ended
In millions, except     September 30,    %     September 30,     %
per share amounts       1997    1996  Change    1997    1996  Change
---------------------- ------- -------------- -------  --------------
COMMUNICATIONS GROUP:
Average common shares
 outstanding            483.2   478.4    1.0    482.4   476.7    1.2
                       ================       ======== ========
Earnings per common
 share:
Income before extd
 item & cum effect of
 change in accounting
 principle             $ 0.70  $ 0.60   16.7  $  2.09  $ 1.90   10.0
Extraordinary item:
 Early extinguishment
 of debt                (0.01)     -     -      (0.01)     -     -
Cumulative effect of
 change in accounting
 principle                 -       -     -         -     0.07    -
                       ----------------       -------- --------
Earnings per
 common share          $ 0.69 $  0.60   15.0  $  2.08  $ 1.97    5.6
                       ================       ======== ========

MEDIA GROUP:
Average common shares
 outstanding            606.7   473.9   28.0    606.6   473.5   28.1
                       ================       ======== ========

Loss per
 common share         $ (0.26)$  0.04    -   $  (0.64)$  0.01    -
                       ================       ======== ========

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<BTB>
CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
OPERATIONS (UNAUDITED)

                       Quarter Ended          Nine Months Ended
                        September 30,    %     September 30,     %
Dollars in millions     1997    1996  Change    1997    1996  Change
---------------------- ------- -------------- -------  --------------
SELECTED CONSOLIDATED
  DATA

Capital
  expenditures         $1 ,075  $  776   38.5  $ 2,672  $2,337   14.3
Debt-to-capital
 ratio (#1)<F1>           55.3%   54.8%#  -       55.3%   54.8%#  -
Employees               67,888  60,837  11.6    67,888  60,837  11.6
EBITDA                 $ 1,619  $1,350  19.9   $ 4,908 $ 3,965  23.8
EBITDA margin            41.3%   42.5%   -       42.8%   42.4%   -

<F1>
# As of December 31, 1996.

#1 Ratio includes preferred securities and other preferred stock subject to mandatory redemption as a component of total capital. Including debt related to the net investment in assets held for sale, preferred securities and other preferred stock subject to mandatory redemption, the Company's percentage of debt to total capital was 60.0% and 59.5% at September 30, 1997 and December 31, 1996, respectively.

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